UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 29, 2006

                              HARTMARX CORPORATION

               (Exact name of registrant as specified in charter)


            DELAWARE                    1-8501                 36-3217140
   (State or other jurisdiction      (Commission             (IRS Employer
         of incorporation)           File Number)          Identification No.)

                             101 North Wacker Drive
                             Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)

                          (312) 372-6300 (Registrant's
                     telephone number, including area code)


                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

         On August 29, 2006, SC Acquisition Corp. ("SC Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Hartmarx Corporation ("Hartmarx"), acquired certain assets, properties and operations of Sweater.com, Inc., a California corporation ("Sweater"), and NYC Sweaters, Inc., a New York corporation ("NY Sweater"; Sweater and NY Sweater are hereinafter referred to as "Sellers"), pursuant to a purchase agreement dated as of August 29, 2006 (the "Purchase Agreement"). The acquired assets include certain accounts receivable, inventory, fixed assets, trademarks, tradenames, copyrights and other intellectual property, and leased office facilities in Santa Monica, California, and New York, New York. The cash purchase price paid for the assets at closing was $12.4 million, subject to certain post-closing adjustments. The total purchase price reflects the assumption by SC Acquisition of approximately $.5 million of accounts payable and accrued expenses of the Sellers.

         The Purchase Agreement also provides for additional contingent payments to Sellers based upon the achievement of specified annualized operating earnings of the business over a five-year period commencing December 1, 2006.

         The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this current report and is incorporated herein by reference.


Item 9.01   Financial Statements and Exhibits.

         (c) Exhibits

         2.1 Purchase Agreement dated August 29, 2006, by and among SC Acquisition Corp., a Delaware corporation, Sweater.com, Inc., a California corporation , NYC Sweaters, Inc., a New York corporation, Bruce Gifford and Daniel Jaffe

         99.1     Press Release dated August 29, 2006

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HARTMARX CORPORATION


                                               /s/ TARAS R. PROCZKO
                                               ---------------------------------
                                               Taras R. Proczko
                                               Senior Vice President
Dated: September 5, 2006

EXHIBIT LIST


   Exhibit Number    Description
   --------------    -----------

         2.1 Purchase Agreement dated August 29, 2006, by and among SC Acquisition Corp., a Delaware corporation, Sweater.com, Inc., a California corporation , NYC Sweaters, Inc., a New York corporation, Bruce Gifford and Daniel Jaffe

         99.1        Press Release dated August 29, 2006